Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods, Inc. Reports Third Quarter Results;
Raises 2025 Outlook for the DICK'S Business
– Delivers 5.7% Comp Sales Growth for the DICK'S Business(A) –
– Raises FY 2025 Guidance(B) for Comp Sales Growth and EPS for the DICK'S Business(C) –
– Completed Acquisition of Foot Locker to Become a Global Leader in the Sports Retail Industry –
●Delivered earnings per diluted share of $0.86 and non-GAAP earnings per diluted share of $2.07; Delivered non-GAAP earnings per diluted share for the DICK'S Business of $2.78 compared to GAAP and non-GAAP earnings per diluted share of $2.75 during the prior year quarter
●Opened 13 new House of Sport locations and 6 new DICK'S Field House locations during the third quarter
●Raises full year 2025 guidance for comparable sales growth for the DICK'S Business to a range of 3.5% to 4.0%, up from 2.0% to 3.5% previously
●Raises full year 2025 earnings per diluted share guidance for the DICK'S Business to a range of $14.25 to 14.55, up from $13.90 to 14.50 previously
●Completed acquisition of Foot Locker to become a global leader in the sports retail industry, assembled a world-class management team and initiated a review of unproductive assets, which along with merger and integration costs, is expected to result in future pre-tax charges of $500 to 750 million

"We delivered another strong quarter with DICK'S Business comps of 5.7%, and we continue to operate from a position of strength. We are incredibly excited about our acquisition of Foot Locker, which marks a bold and transformative step that expands our reach and creates a global platform at the intersection of sport and culture. At Foot Locker, we’ve assembled a world-class management team and are taking decisive actions to “clean out the garage” by clearing unproductive inventory, closing underperforming stores and laying the foundation for a fresh start in 2026. These steps, combined with our operational expertise, strong vendor relationships and the passion of our new team members including the Stripers and Blue Shirts, will position the Foot Locker Business for profitable growth. Together, we are building a stronger and more dynamic company for the long term."
Ed Stack, Executive Chairman
"The effectiveness of our long-term strategies and the best-in-class execution by our team are driving outstanding results for our DICK’S Business. In the third quarter, the DICK'S Business comps grew 5.7% driven by increases in both average ticket and transactions, and we were pleased to deliver gross margin expansion. Reflecting these strong results and our continued confidence, we are again raising our full-year 2025 outlook for the DICK'S Business. Finally, we welcome our Foot Locker team members to the DICK’S family, and we are excited about the journey underway to return the Foot Locker Business to its rightful place in our industry."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, November 25, 2025 - DICK'S Sporting Goods, Inc. (NYSE: DKS), a leading global sports retailer, today reported sales and earnings results for the third quarter ended November 1, 2025.
(A)Results described by management for the "DICK'S Business" represent the existing DICK'S Sporting Goods operations, encompassing the DICK'S Sporting Goods, Golf Galaxy, Going Going Gone! and Public Lands banners, as well as GameChanger. The results for the "Foot Locker Business" refer to our newly acquired operations, including the Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos banners. Please see the section of this release titled "Non-GAAP Financial Measures" for more information.
(B)DICK'S Business outlook does not include results for the Foot Locker Business as well as investment gains and merger and integration costs related to the Foot Locker acquisition. Please see the section of this release titled "2025 Outlook" for more information.
(C)Earnings per diluted share results for the DICK'S Business excludes the dilutive effect of the 9.6 million shares issued as part of the Foot Locker acquisition.

Third Quarter Operating Results (in millions, except percentage and per share data)	13 Weeks Ended		Change (9)
	November 1, 2025	November 2, 2024
Consolidated GAAP
Net sales	$4,168	$3,057	$1,111	36.3%
Income from operations (% of net sales) (1)	2.2%	9.4%	(712) bps
Effective tax rate	28.0%	23.3%	465 bps
Net income	$75	$228	$(153)	(67)%
Weighted average diluted shares outstanding	87	83	4	5%
Earnings per diluted share	$0.86	$2.75	$(1.89)	(69)%

Consolidated Non-GAAP (2)
Income from operations (% of net sales) (1)	5.8%	9.5%	(366) bps
Effective tax rate	24.7%	23.3%	140 bps
Net income	$181	$228	$(47)	(21)%
Weighted average diluted shares outstanding	87	83	4	5%
Earnings per diluted share	$2.07	$2.75	$(0.68)	(25)%

Non-GAAP DICK'S Business (2)
Comparable sales (3)	5.7%	4.3%
Income from operations (% of net sales) (1)	8.9%	9.5%	(56) bps
Effective tax rate	21.6%	23.3%	(170) bps
Net income	$226	$228	$(2)	(1)%
Weighted average diluted shares outstanding (4)	81	83	(2)	(2)%
Earnings per diluted share (4)	$2.78	$2.75	$0.03	1%

Year-to-Date Operating Results (in millions, except percentage and per share data)	39 Weeks Ended		Change (9)
	November 1, 2025	November 2, 2024
Consolidated GAAP
Net sales	$10,989	$9,549	$1,440	15.1%
Income from operations (% of net sales) (1)	8.3%	11.4%	(309) bps
Effective tax rate	25.1%	22.9%	220 bps
Net income	$721	$865	$(144)	(17)%
Weighted average diluted shares outstanding	83	83	—	—%
Earnings per diluted share	$8.66	$10.43	$(1.77)	(17)%

Consolidated Non-GAAP (2)
Income from operations (% of net sales) (1)	9.8%	11.6%	(176) bps
Effective tax rate	24.6%	22.9%	170 bps
Net income	$810	$865	$(55)	(6)%
Weighted average diluted shares outstanding	83	83	—	—%
Earnings per diluted share	$9.74	$10.43	$(0.69)	(7)%

Non-GAAP DICK'S Business (2)
Comparable sales (3)	5.0%	4.7%
Income from operations (% of net sales) (1)	11.2%	11.6%	(39) bps
Effective tax rate	23.8%	22.9%	90 bps
Net income	$855	$865	$(10)	(1)%
Weighted average diluted shares outstanding (4)	81	83	(2)	(2)%
Earnings per diluted share (4)	$10.52	$10.43	$0.09	1%

Balance Sheet (in millions)	As of November 1, 2025	As of November 2, 2024	$ Change (9)	% Change (9)
Cash and cash equivalents	$821	$1,459	$(637)	(44)%
Inventories, net (5)	$5,641	$3,726	$1,915	51%
Long-term debt and financing lease obligations (6)	$1,905	$1,484	$421	28%

Capital Allocation (in millions)	39 Weeks Ended		$ Change (9)	% Change (9)
	November 1, 2025	November 2, 2024
Share repurchases (7)	$299	$170	$128	75%
Dividends paid (8)	$306	$273	$32	12%
Gross capital expenditures	$793	$566	$228	40%
Net capital expenditures (2)	$674	$511	$163	32%
Notes
(1)Also referred to by management as operating margin.
(2)For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations." In the fiscal 2024 period, there were no non-GAAP adjustments to reported net income or earnings per diluted share.
(3)Foot Locker will be included in the quarterly comparable store base beginning in the fourth quarter of fiscal 2026, which is when these stores will commence their 14th full month of operations following the date of acquisition. Additionally, beginning in fiscal 2025, we revised our method for calculating comparable sales to include Warehouse Sale stores beginning in the stores' 14th full month of operations, similar to our other store locations. Prior year information has been revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2025.
(4)Weighted average diluted shares outstanding and earnings per diluted share for the DICK'S Business excludes the dilutive effect of the 9.6 million shares issued as part of the Foot Locker acquisition.
(5)Inventories, net as of November 1, 2025 includes $3.8 billion for the DICK'S Business and $1.8 billion for the Foot Locker Business. Inventory increased 2% for the DICK'S Business as compared to November 2, 2024.
(6)In connection with the Foot Locker acquisition, amount as of November 1, 2025 includes $383.5 million of carrying value for senior notes due 2029 and $36.5 million for the long-term portion of financing lease obligations. The Company had no outstanding borrowings under its revolving credit facility in 2025 and 2024.
(7)During the 39 weeks ended November 1, 2025, the Company repurchased 1.4 million shares of its common stock under its previously announced share repurchase program at an average price of $218.65 per share, for a total cost of $298.7 million, and has $3.2 billion remaining under existing share repurchase authorizations as of November 1, 2025. The Company also paid $5 million during fiscal 2025 for shares repurchased during fiscal 2024.
(8)The Company declared and paid quarterly dividends of $1.2125 per share in fiscal 2025 and $1.10 per share in fiscal 2024.
(9)Column may not recalculate due to rounding.

Quarterly Dividend
On November 24, 2025, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.2125 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on December 26, 2025 to stockholders of record at the close of business on December 12, 2025.

Acquisition of Foot Locker
On September 8, 2025, the Company acquired all of the issued and outstanding shares of Foot Locker, Inc. ("Foot Locker"), a leading footwear and apparel retailer, pursuant to the definitive merger agreement executed on May 15, 2025. Total consideration exchanged for the acquisition was $2.5 billion, which primarily consisted of $2.1 billion in share consideration for the issuance of 9.6 million shares of DICK'S Sporting Goods common stock, $223.0 million in cash consideration and $111.6 million from the Company's pre-existing equity ownership in Foot Locker. The Company's current period results reflect Foot Locker's operations subsequent to the acquisition close date, other than pro forma comparable sales as noted in the supplemental financial information tables below.

The Company has initiated a review of unproductive assets which includes clearing out unproductive inventory, closing underperforming stores, and right sizing assets that don’t align with our go-forward vision for the Foot Locker Business. These actions along with additional merger and integration costs, are expected to result in future pre-tax charges of $500 to 750 million.

2025 Outlook
The Company is providing an updated outlook specific to our DICK'S Business to ensure comparability of results across previous quarters in fiscal 2025, which management believes provides ongoing visibility into the DICK'S Business for the balance of the fiscal year. Outlook sections below include expectations for the DICK'S Business, commentary on the fourth quarter outlook for the Foot Locker Business, and certain measures applicable to the consolidated Company's expectations for the fourth quarter of fiscal 2025. DICK'S Business outlook does not include results for the Foot Locker Business as well as investment gains and merger and integration costs related to the Foot Locker acquisition. Foot Locker Business commentary and outlook does not include results for the DICK'S Business. Please see the section of this document titled "Non-GAAP Financial Measures" for more information.
DICK'S Business: Full Year 2025 Outlook

Metric	DICK'S Business: Full Year 2025 Outlook
Earnings per diluted share (1)	●$14.25 to 14.55 ○Based on approximately 81 million diluted shares outstanding ○Based on an effective tax rate of approximately 24% ○Includes the expected impact from all tariffs currently in effect
Net sales	●$13.95 billion to 14.0 billion
Comparable sales	●Positive 3.5% to positive 4.0%
Capital expenditures	●Approximately $1.2 billion on a gross basis ●Approximately $1.0 billion on a net basis

(1)Weighted average diluted shares outstanding and earnings per diluted share for the DICK'S Business excludes the dilutive effect of the 9.6 million shares issued as part of the Foot Locker acquisition.

Foot Locker Business: Q4 2025 Commentary & Outlook
The Company is taking strategic actions to address unproductive assets, including the optimization of inventory and the closure of underperforming stores. The Company believes these actions will lay the groundwork for the success of the Foot Locker Business starting in 2026. As a result of the actions to optimize the inventory, the Company believes that Q4 2025 gross margin for the Foot Locker Business will be down between 1,000 to 1,500 basis points as compared to Foot Locker’s reported results in the same period last year with pro-forma comp sales being down mid- to high-single digits. Excluding the one-time costs associated with the Company’s actions to address unproductive assets, including the optimization of inventory and the closure of underperforming stores, the Company expects Q4 2025 operating profit for Foot Locker to be slightly negative.

Consolidated Q4 2025 Outlook

Metric	Consolidated Q4 2025 Outlook
Effective tax rate	●Approximately 29%
Weighted average diluted shares outstanding	●Approximately 91 million ○Includes the dilutive impact of the 9.6 million shares issued in connection with the Foot Locker acquisition

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED
(In thousands)
Information below includes operating results for the periods presented for the DICK'S and Foot Locker Businesses. The operating results for Foot Locker are included from the acquisition date of September 8, 2025.

	13 Weeks Ended		39 Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net sales
DICK'S Sporting Goods	$3,236,860	$3,057,181	$10,058,153	$9,549,200
Foot Locker	930,913	—	930,913	—
Total net sales	$4,167,773	$3,057,181	$10,989,066	$9,549,200

Gross profit
DICK'S Sporting Goods	$1,166,573	$1,093,444	$3,682,930	$3,464,438
Foot Locker	214,287	—	214,287	—
Total gross profit	$1,380,860	$1,093,444	$3,897,217	$3,464,438

Business profit
DICK'S Sporting Goods	$288,571	$289,520	$1,123,932	$1,104,562
Foot Locker	(46,328)	—	(46,328)	—
Total business profit	242,243	289,520	1,077,604	1,104,562
Corporate and other expenses (1)	149,146	3,476	166,205	17,622
Total income from operations (2)	93,097	286,044	911,399	1,086,940
Interest expense	18,339	12,947	46,596	40,304
Other income	(29,649)	(23,976)	(97,142)	(75,124)
Income before income taxes	$104,407	$297,073	$961,945	$1,121,760

Proforma Comparable Sales	13 Weeks Ended		39 Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
DICK'S Sporting Goods	5.7%	4.3%	5.0%	4.7%
Proforma Foot Locker (3) (4)	(4.7)%	2.3%	(3.2)%	1.0%
Proforma consolidated comparable sales (3)	1.7%	3.5%	2.0%	3.3%
(1)Corporate and other expenses include merger and integration costs and non-cash changes in the fair value of employee deferred compensation plan investments held in rabbi trusts.
(2)Also referred to by management as "operating income."
(3)The proforma comparable sales are calculated as if Foot Locker had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company's reporting calendar and method of reporting comparable sales. Comparable sales for our international stores are calculated on a constant currency basis, which translates the current year's results using the prior year periods' exchange rates.
(4)Includes Foot Locker International proforma comparable sales decreases of 10.2% and 9.9% for the 13 and 39 weeks ended November 1, 2025 and increases of 3.3% and 2.5% for the 13 and 39 weeks ended November 2, 2024, which represents operations of the Foot Locker Business in Europe and Asia Pacific.

Store Count and Square Footage
As of November 1, 2025, the Company operated 3,230 store locations across the DICK'S and Foot Locker Businesses. The following tables summarize store activity for fiscal 2025:

	Beginning Stores	New Stores	Closed Stores	Relocated / Converted (8)	Ending Stores	Gross Square Footage (9) (10) (in millions)
						Beginning	Ending
DICK'S
DICK'S (1)	677	—	(3)	(25)	649	36.3	34.6
DICK'S Field House (1)	27	2	—	12	41	1.6	2.3
DICK'S House of Sport	19	3	—	13	35	2.2	3.8
Total DICK'S	723	5	(3)	—	725	40.1	40.8

Other Specialty Concepts
Golf Galaxy (2)	109	3	—	—	112	2.4	2.5
Going Going Gone! (3)	50	7	(6)	—	51	2.2	2.3
Other	3	—	—	—	3	0.1	0.1
Total Other Specialty Concepts	162	10	(6)	—	166	4.8	4.9
Total DICK'S Business	885	15	(9)	—	891	44.8	45.7

	Beginning Stores (4)	New Stores	Closed Stores	Relocated / Converted (8)	Ending Stores	Gross Square Footage (4) (10) (in millions)
						Beginning	Ending
Foot Locker North America	745	1	(2)	—	744	4.3	4.3
Champs Sports	376	—	—	—	376	2.2	2.2
Kids Foot Locker	365	1	(3)	—	363	1.3	1.3
WSS	151	—	—	—	151	1.9	1.9
North America (5)	1,637	2	(5)	—	1,634	9.7	9.7
Foot Locker Europe (6)	585	1	(5)	—	581	2.3	2.3
Foot Locker Asia Pacific	95	—	(1)	—	94	0.4	0.4
atmos	30	—	—	—	30	—	—
International	710	1	(6)	—	705	2.8	2.7
Total Owned Stores	2,347	3	(11)	—	2,339	12.5	12.5
Licensed stores (7)	246	8	(4)	—	250	1.1	1.1
Total Foot Locker Business	2,593	11	(15)	—	2,589	13.6	13.6
(1)Beginning store count and square footage were updated to reflect one DICK’S Field House location that opened in fiscal 2024, which was previously reflected as a DICK’S store.
(2)As of November 1, 2025, includes 31 Golf Galaxy Performance Centers, with seven new openings during fiscal 2025, four of which were conversions of prior Golf Galaxy store locations.
(3)Beginning store count and square footage were updated to reflect Warehouse Sale locations as described in the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2025. As of February 2, 2025, beginning amounts now include 29 Warehouse Sale locations and 1.3 million of related square footage.
(4)Beginning stores and square footage reflect acquired Foot Locker stores as of September 8, 2025.
(5)Represents store locations in the United States and Canada and related square footage.
(6)Represents Foot Locker store locations in Europe, including five Kids Foot Locker stores and related square footage, as of November 1, 2025.
(7)Reflects licensed stores operating in the Middle East, Asia and Europe.
(8)Reflects stores converted between concept or prototype through store relocations or remodels as part of the Company's strategy to reposition its store portfolio. In addition to stores that converted between concepts, the Company relocated or remodeled seven stores during the current year period, consisting of four Golf Galaxy and three Going Going Gone! store locations.
(9)Includes square footage as of November 1, 2025 related to a Public Lands store closure as we plan to convert it into a DICK'S Field House store during early fiscal 2026.
(10)Columns may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results for the third quarter in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results for the quarter that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating income from operations (also referred to as non-GAAP operating income), non-GAAP operating margin (also referred to as non-GAAP EBIT margin), non-GAAP EBT margin, non-GAAP net income, DICK'S Business non-GAAP basis results, including non-GAAP earnings per diluted share and weighted average diluted shares outstanding, non-GAAP earnings per diluted share and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends by excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to (i) the DICK'S Business full year 2025 outlook and guidance, including earnings per diluted share, net sales, comparable sales and capital expenditures and (ii) the Foot Locker Business Q4 2025 outlook and guidance, including gross margin, pro forma comparable sales and operating profit, in each case presented herein on a non-GAAP basis due to the exclusion of investment gains, merger and integration costs, and costs associated with actions to address unproductive assets related to the Foot Locker acquisition, is not available without unreasonable effort due to high variability, complexity and uncertainty involved in forecasting and quantifying certain amounts with respect to and resulting from the acquisition that are necessary for such reconciliations. For those reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or any variations of such words or other words with similar meanings. Any statements about the Company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond the Company’s control. The Company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2025 outlook and guidance, continued comp growth, and improved gross margin, the benefits of the combination of DICK’S Sporting Goods and Foot Locker (the “Transaction”), including future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture that are not historical facts.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, current macroeconomic conditions, including prolonged inflationary pressures, potential changes to international trade relations, geopolitical conflicts and adverse changes in consumer disposable income; wage and unemployment levels, consumer debt, and the cost of other basic necessities and goods; supply chain constraints, delays and disruptions; fluctuations in product costs and availability due to tariffs, currency exchange rate fluctuations, fuel price uncertainty and labor shortages; changes in consumer demand for products in certain categories and consumer lifestyle changes; intense competition in the sporting goods industry, retail, the level of promotional activity and for talent; the overall success of our strategic plans and initiatives; our vertical brand strategy and plans; our ability to optimize our distribution and fulfillment networks to efficiently deliver merchandise to our stores and the possibility of disruptions; our dependence on suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; the potential impacts of unauthorized use or disclosure of sensitive or confidential customer, employee, vendor or other information; the risk of problems with our information systems, including e-commerce platforms, and any associated disruptions to operations; our ability to attract and retain customers, executive officers and key employees; our investments in GameChanger, our sports technology platform, DICK'S Media Network, and other technology to enhance our store fulfillment, in-store pickup and other foundational capabilities; risks associated with brick-and-mortar retail store model, including the ability to reposition our real estate portfolio and execute our real estate strategy; potential reputational harm; our athlete experiences and associated costs, innovation, liability and competition associated with our specialty stores and vertical brands; increasing labor costs; the effects of the performance of professional sports teams within our core regions of operations; our ability to control expenses and manage inventory shrink; the seasonality of certain categories of our products and operations and weather-related risks; changes in applicable tax laws, regulations, treaties, interpretations and other guidance; product safety and labeling concerns; our projected range of capital expenditures, including costs associated with new store development, relocations and remodels and investments in technology and marketing; plans to return capital to stockholders through dividends and share repurchases, if any; our ability to meet market expectations; the influence of DICK’S Sporting Goods’ Class B common stockholders and associated possible scrutiny and public pressure; compliance and litigation risks, including sufficient insurance with respect thereto; changing rules, regulations and expectations related to environmental, social and governance matters; our ability to protect our respective intellectual property rights or respond to claims of infringement by third parties; the availability of adequate capital; obligations and other provisions related to the Company’s indebtedness; the risk that the benefits from the Transaction, including anticipated cost synergies, may not be fully realized or may take longer to realize than expected; the ability to promptly and effectively integrate the Businesses of DICK’S Sporting Goods and Foot Locker; the dilution caused by the issuance of shares of DICK’S Sporting Goods common stock as part of the Transaction; potential adverse reactions of DICK’S Sporting Goods’ or Foot Locker’s customers, employees or other business partners and/or the risk of litigation; and the diversion of Company management’s attention and time from ongoing business operations and opportunities due to integration efforts. These factors are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm our results.
For additional information on these and other factors that could affect our actual results, see the risk factors set forth in our filings with the Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and our Quarterly Report on Form 10-Q, filed with the SEC on June 9, 2025, as well as the risks described in our registration statement on Form S-4 and definitive proxy statement/prospectus relating to the Transaction. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.

Conference Call Info
The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, DICK'S is a leading omni-channel retailer and an iconic brand in sport and culture. Its banners include DICK'S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! in addition to the experiential retail concepts DICK'S House of Sport and Golf Galaxy Performance Center. As owner and operator of the Foot Locker Business, including Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos, DICK'S serves the global sneaker community across North America, Europe, Asia, and Australia, plus a licensed store presence in Europe, the Middle East, and Asia. DICK'S also owns and operates GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S Business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:

Investor Relations:
Nate Gilch, Vice President of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
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DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 1, 2025	% of Sales (1)	November 2, 2024	% of Sales

Net sales	$4,167,773	100.00%	$3,057,181	100.00%
Cost of goods sold, including occupancy and distribution costs	2,786,913	66.87	1,963,737	64.23

GROSS PROFIT	1,380,860	33.13	1,093,444	35.77

Selling, general and administrative expenses	1,118,600	26.84	790,621	25.86
Merger and integration costs	138,549	3.32	—	—
Pre-opening expenses	30,614	0.73	16,779	0.55

INCOME FROM OPERATIONS	93,097	2.23	286,044	9.36

Interest expense	18,339	0.44	12,947	0.42
Other (income) expense	(29,649)	(0.71)	(23,976)	(0.78)

INCOME BEFORE INCOME TAXES	104,407	2.51	297,073	9.72

Provision for income taxes	29,195	0.70	69,260	2.27

NET INCOME	$75,212	1.80%	$227,813	7.45%

EARNINGS PER COMMON SHARE:
Basic	$0.88		$2.83
Diluted	$0.86		$2.75

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	85,070		80,404
Diluted	87,115		82,776

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 1, 2025	% of Sales (1)	November 2, 2024	% of Sales

Net sales	$10,989,066	100.00%	$9,549,200	100.00%
Cost of goods sold, including occupancy and distribution costs	7,091,849	64.54	6,084,762	63.72

GROSS PROFIT	3,897,217	35.46	3,464,438	36.28

Selling, general and administrative expenses	2,782,864	25.32	2,330,692	24.41
Merger and integration costs	146,577	1.33	—	—
Pre-opening expenses	56,377	0.51	46,806	0.49

INCOME FROM OPERATIONS	911,399	8.29	1,086,940	11.38

Interest expense	46,596	0.42	40,304	0.42
Other (income) expense	(97,142)	(0.88)	(75,124)	(0.79)

INCOME BEFORE INCOME TAXES	961,945	8.75	1,121,760	11.75

Provision for income taxes	241,043	2.19	256,422	2.69

NET INCOME	$720,902	6.56%	$865,338	9.06%

EARNINGS PER COMMON SHARE:
Basic	$8.88		$10.75
Diluted	$8.66		$10.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	81,186		80,473
Diluted	83,211		82,979

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	November 1, 2025	November 2, 2024	February 1, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$821,331	$1,458,655	$1,689,940
Accounts receivable, net	474,848	217,863	214,250
Income taxes receivable	62,578	7,806	4,920
Inventories, net	5,640,833	3,725,912	3,349,830
Prepaid expenses and other current assets	351,807	125,723	158,767
Total current assets	7,351,397	5,535,959	5,417,707

Property and equipment, net	3,336,701	1,958,017	2,069,914
Operating lease assets	4,658,820	2,382,697	2,367,317
Intangible assets, net	796,715	56,472	58,598
Goodwill	699,352	245,857	245,857
Deferred income taxes	72,203	42,031	52,684
Other assets	511,900	230,778	246,617
TOTAL ASSETS	$17,427,088	$10,451,811	$10,458,694

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,134,710	$1,699,957	$1,497,743
Accrued expenses	1,082,852	665,678	653,324
Operating lease liabilities	995,456	517,968	503,236
Income taxes payable	11,039	11,241	30,718
Deferred revenue and other liabilities	452,856	322,888	395,041
Total current liabilities	4,676,913	3,217,732	3,080,062
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Long-term debt and financing lease obligations	1,904,976	1,483,975	1,484,217
Long-term operating lease liabilities	4,798,817	2,487,303	2,500,307
Deferred income taxes	245,304	—	—
Other long-term liabilities	280,673	199,416	195,844
Total long-term liabilities	7,229,770	4,170,694	4,180,368
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	655	569	567
Class B common stock	236	236	236
Additional paid-in capital	3,704,365	1,470,946	1,495,329
Retained earnings	6,809,355	6,183,406	6,392,513
Accumulated other comprehensive loss	(6,577)	(519)	(755)
Treasury stock, at cost	(4,987,629)	(4,591,253)	(4,689,626)
Total stockholders' equity	5,520,405	3,063,385	3,198,264
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,427,088	$10,451,811	$10,458,694

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	39 Weeks Ended
	November 1, 2025	November 2, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$720,902	$865,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	331,543	290,360
Amortization of deferred financing fees and debt discount	10,215	1,747
Deferred income taxes	107,188	(4,185)
Stock-based compensation	100,651	50,716
Other, net	(41,030)	(6,795)
Changes in assets and liabilities:
Accounts receivable	(26,280)	(25,055)
Inventories	(571,011)	(877,115)
Prepaid expenses and other assets	(47,941)	(7,839)
Accounts payable	56,542	404,685
Accrued expenses	(92,908)	62,024
Income taxes payable / receivable	(83,126)	(48,518)
Construction allowances provided by landlords	119,495	54,445
Deferred revenue and other liabilities	(45,079)	(24,586)
Operating lease assets and liabilities	(51,884)	(54,915)
Net cash provided by operating activities	487,277	680,307
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(793,303)	(565,569)
Cash acquired from acquisition of Foot Locker, net of cash paid	257,095	—
Proceeds from sale of other assets	—	11,872
Other investing activities	(125,079)	(3,548)
Net cash used in investing activities	(661,287)	(557,245)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of bridge facility financing fees	(7,863)	—
Payments on finance lease obligations	(420)	—
Transaction costs for debt issuance	(1,000)	—
Proceeds from exercise of stock options	1,484	13,277
Minimum tax withholding requirements	(66,239)	(41,893)
Cash paid for treasury stock	(303,671)	(170,268)
Cash dividends paid to stockholders	(305,532)	(273,097)
(Decrease) increase in bank overdraft	(9,246)	6,544
Net cash used in financing activities	(692,487)	(465,437)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,112)	(190)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(868,609)	(342,565)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,689,940	1,801,220
CASH AND CASH EQUIVALENTS, END OF PERIOD	$821,331	$1,458,655

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended November 1, 2025

	Gross profit	Selling, general and administrative expenses	Income from operations (6)	Interest expense	Other (income) expense	Income before income taxes	Net income (7)	Earnings per diluted share
GAAP Basis	$1,380,860	$1,118,600	$93,097	$18,339	$(29,649)	$104,407	$75,212	$0.86
% of Net Sales	33.13%	26.84%	2.23%	0.44%	(0.71)%	2.51%	1.80%
Investment gains (1)	—	—	—	—	6,376	(6,376)	(15,702)
Foot Locker acquisition-related costs (2)	—	—	138,549	(3,354)	—	141,903	121,065
Deferred compensation plan adjustments (3)	—	(10,597)	10,597	—	10,597	—	—
Non-GAAP Basis	$1,380,860	$1,108,003	$242,243	$14,985	$(12,676)	$239,934	$180,575	$2.07
% of Net Sales	33.13%	26.59%	5.81%	0.36%	(0.30)%	5.76%	4.33%
Contribution from Foot Locker acquisition (4)	(214,287)	(259,919)	46,328	(3,427)	1,977	47,778	45,050
Non-GAAP basis for DICK'S Business (5)	$1,166,573	$848,084	$288,571	$11,558	$(10,699)	$287,712	$225,625	$2.78
% of Net Sales for DICK'S Business	36.04%	26.20%	8.92%	0.36%	(0.33)%	8.89%	6.97%

(1)Includes non-cash gains from non-operating investment in Foot Locker equity securities.
(2)Represents merger and integration costs and deferred financing amortization on a bridge facility related to the Foot Locker acquisition.
(3)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)Reflects the operating results from Foot Locker subsequent to the acquisition close date.
(5)Reflects the results of the DICK'S Business, excluding the dilutive effect of 9.6 million shares issued in connection with the Foot Locker acquisition on weighted average diluted shares outstanding.
(6)Also referred to by management as earnings before interest, other expense or income and income taxes ("EBIT") and operating income.
(7)Except for approximately $60 million of non-deductible merger and integration costs and a $10.8 million favorable tax impact from the gains on the Company’s pre-existing Foot Locker investment that are not taxable following completion of the acquisition, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's consolidated blended tax rate.

	39 Weeks Ended November 1, 2025

	Gross profit	Selling, general and administrative expenses	Income from operations (6)	Interest expense	Other (income) expense	Income before income taxes	Net income (7)	Earnings per diluted share
GAAP Basis	$3,897,217	$2,782,864	$911,399	$46,596	$(97,142)	$961,945	$720,902	$8.66
% of Net Sales	35.46%	25.32%	8.29%	0.42%	(0.88)%	8.75%	6.56%
Investment gains (1)	—	—	—	—	42,241	(42,241)	(42,241)
Foot Locker acquisition-related costs (2)	—	—	146,577	(7,863)	—	154,440	131,401
Deferred compensation plan adjustments (3)	—	(19,628)	19,628	—	19,628	—	—
Non-GAAP Basis	$3,897,217	$2,763,236	$1,077,604	$38,733	$(35,273)	$1,074,144	$810,062	$9.74
% of Net Sales	35.46%	25.15%	9.81%	0.35%	(0.32)%	9.77%	7.37%
Contribution from Foot Locker acquisition (4)	(214,287)	(259,919)	46,328	(3,427)	1,977	47,778	45,050
Non-GAAP basis for DICK'S Business (5)	$3,682,930	$2,503,317	$1,123,932	$35,306	$(33,296)	$1,121,922	$855,112	$10.52
% of Net Sales for DICK'S Business	36.62%	24.89%	11.17%	0.35%	(0.33)%	11.15%	8.50%

(1)Includes non-cash gains from non-operating investment in Foot Locker equity securities.
(2)Represents merger and integration costs and deferred financing amortization on a bridge facility related to the Foot Locker acquisition.
(3)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)Reflects the operating results from Foot Locker subsequent to the acquisition close date.
(5)Reflects the results of the DICK'S Business, excluding the dilutive effect of 9.6 million shares issued in connection with the Foot Locker acquisition on weighted average diluted shares outstanding.
(6)Also referred to by management as earnings before interest, other expense or income and income taxes ("EBIT") and operating income.
(7)Except for approximately $64 million of non-deductible merger and integration costs and a $10.8 million favorable tax impact from the gains on the Company’s pre-existing Foot Locker investment that are not taxable following completion of the acquisition, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's consolidated blended tax rate.

	13 Weeks Ended November 2, 2024

	Selling, general and administrative expenses	Income from operations (2)	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$790,621	$286,044	$(23,976)	$297,073	$227,813	$2.75
% of Net Sales	25.86%	9.36%	(0.78)%	9.72%	7.45%
Deferred compensation plan adjustments (1)	(3,476)	3,476	3,476	—	—
Non-GAAP Basis	$787,145	$289,520	$(20,500)	$297,073	$227,813	$2.75
% of Net Sales	25.75%	9.47%	(0.67)%	9.72%	7.45%
(1)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(2)Also referred to by management as earnings before interest, other expense or income and income taxes ("EBIT") and operating income.

	39 Weeks Ended November 2, 2024

	Selling, general and administrative expenses	Income from operations (2)	Other (income) expense	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$2,330,692	$1,086,940	$(75,124)	$1,121,760	$865,338	$10.43
% of Net Sales	24.41%	11.38%	(0.79)%	11.75%	9.06%
Deferred compensation plan adjustments (1)	(17,622)	17,622	17,622	—	—
Non-GAAP Basis	$2,313,070	$1,104,562	$(57,502)	$1,121,760	$865,338	$10.43
% of Net Sales	24.22%	11.57%	(0.60)%	11.75%	9.06%
(1)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(2)Also referred to by management as earnings before interest, other expense or income and income taxes ("EBIT") and operating income.

Gross Capital Expenditures to Net Capital Expenditures Reconciliation
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	39 Weeks Ended
	November 1, 2025	November 2, 2024
Gross capital expenditures	$(793,303)	$(565,569)
Construction allowances provided by landlords	119,495	54,445
Net capital expenditures	$(673,808)	$(511,124)